Exhibit 23.1

Karatzas Marine Advisors & Co., LLC

One World Financial Center, 23rd Floor

200 Liberty Street

New York, NY 10281

USA

+1 212 380 3700

info@BMKaratzas.com

www.karatzas.com

Seanergy Maritime Holdings Corp.

154 Vouliagmenis Avenue

166 74 Glyfada

Athens, Greece

May 2, 2019

Dear Sir/Madam:

Reference is made to the Form F-1/A registration statement (the “Registration Statement”) of Seanergy Maritime Holdings Corp. (the “Company”) filed on the date hereof. We hereby consent to all references to our name in the Registration Statement, including in the sections entitled “Prospectus Summary—Drybulk Shipping Industry Trends,” “Prospectus Summary— Business Strategy & Strengths,” “Risk Factors—Risks Relating to Our Industry—An over-supply of drybulk tonnage capacity may depress drybulk charter rates and vessel values or lead to reductions in charter rates, vessel values and profitability”, “Business—Competitive Strengths”, “Business—Competition” and “The International Drybulk Industry.” We hereby consent to the filing of this letter as an exhibit to the Registration Statement of the Company on Form F-1/A to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the reference to our firm in the section of the Registration Statement entitled “Experts.”

Yours sincerely

/s/ Karatzas Marine Advisors & Co.

Karatzas Marine Advisors & Co.